Chime Reports Fourth Quarter and Full Year 2025 Financial Results

31% year-over-year revenue growth in full year 2025, exceeding guidance

Scaled MyPay to over $400 million in revenue run rate and achieved 1% loss rate after one year

Expects to achieve GAAP profitability in 2026

SAN FRANCISCO – (BUSINESS WIRE) – February 26, 2026 – Chime® (Nasdaq: CHYM), America’s #1 Choice for Banking1, today reported financial results for the quarter ended December 31, 2025.

“We delivered strong results in 2025, with 31% year-over-year revenue growth, expanding margins, and growing momentum as the primary account of choice for mainstream America,” said Chris Britt, CEO and Co-founder of Chime. “Today, more Americans are choosing Chime as their primary account than any other financial institution. In 2026, we plan to accelerate even further. Our proprietary technology platform, ChimeCore, has significantly increased our product velocity, we’re scaling our Enterprise channel, and we’re embedding AI across the platform to drive durable growth and profitability.”

Fourth Quarter 2025 Financial Highlights
We reported strong top- and bottom-line growth in the fourth quarter – both exceeding our guidance.
•Revenue was $596 million, up 25% year-over-year.
◦Payments revenue grew 17% year-over-year to $396 million, and 21% year-over-year when combined with Outbound Instant Transfer (OIT) revenue.
◦Platform-related revenue grew 47% year-over-year to $200 million, reflecting continued adoption of MyPay. Excluding OIT, platform-related revenue grew 37% year-over-year.
•Gross profit was $530 million, yielding an 89% gross margin.
•Transaction profit (non-GAAP) grew 31% year-over-year to $427 million, yielding a 72% transaction margin.
•Net loss was $45 million and net margin was (8)%.
•Adjusted EBITDA (non-GAAP) was $57 million. Adjusted EBITDA margin of 10% represented a 12 percentage point increase year-over-year, the largest improvement of any quarter in 2025, and translated to a 57% incremental adjusted EBITDA margin.
•Active Members grew 19% year-over-year to 9.5 million, an increase of approximately 500,000 net new Active Members quarter-over-quarter.
•Average Revenue per Active Member (ARPAM) grew 5% year-over-year to $257.
•Purchase Volume (PV) increased 13% year-over-year to $34.4 billion, and 16% year-over-year when combined with OIT volume to $35.3 billion.

Full Year 2025 Financial Highlights
We achieved robust top- and bottom-line growth in the full year 2025 – both exceeding our guidance.
•Revenue was $2.2 billion, up 31% year-over-year.
◦Payments revenue grew 18% year-over-year to $1.5 billion, and 20% year-over-year when combined with OIT revenue.
◦Platform-related revenue grew 73% year-over-year to $686 million. Excluding OIT, platform-related revenue grew 64% year-over-year.
•Gross profit was $1.9 billion, yielding an 88% gross margin.
•Transaction profit (non-GAAP) grew 22% year-over-year to $1.5 billion, yielding a 69% transaction margin.
•Net loss was $1 billion and net margin was (46)%. The net loss was primarily driven by $928 million of stock-based compensation expense and related payroll tax in Q2 2025 that was significantly elevated due to our initial public offering.
1 Checking Account ranking based on a J.D. Power survey published October 20, 2025.

•Adjusted EBITDA (non-GAAP) was $127 million. Adjusted EBITDA margin of 6% represented a 6 percentage point increase year-over-year, exceeding our full-year guidance.
•Active Members grew 19% year-over-year, an increase of 1.5 million net new Active Members year-over-year.
•PV increased 16% year-over-year to $134 billion, and 18% year-over-year when combined with OIT volume to $136 billion.

Fourth Quarter and Full Year 2025 Business Highlights
•ChimeCore fueling efficiency and accelerating product velocity: In Q4, we completed our multi-year migration to ChimeCore, and are now 100% on our own technology stack. ChimeCore strengthens our cost-to-serve advantage by reducing transaction processing costs by an estimated 60%, supporting our long-term gross margin target of 90%. ChimeCore also enables a step-change in product velocity, driving faster development and innovation at scale.
•Strong Chime Card adoption and engagement: Since the launch of Chime Card in Q3, our first product built entirely on ChimeCore, we have seen strong adoption and engagement. Among new member cohorts, over half are adopting Chime Card, and those members are putting over 70% of their Chime spend on the product, which earns materially higher take rates compared to debit. These members also spend considerably more across debit and credit, compared to new debit-only members. This has increased credit spend as a percentage of total PV to 21% in December, up from 16% in September.
•Meaningful improvement in MyPay’s unit economics: We scaled MyPay to more than $400 million in annualized revenue in Q4, while generating a transaction margin of nearly 60%, just one year after launch. We achieved our target of 1% steady state loss rate, significantly faster than planned. With losses stabilized and a new variable pricing model in place, we will work to expand MyPay to more members, with higher limits, and grow transaction profit dollars, while remaining among the lowest-cost products in the market.
•Growing traction across liquidity products: Across SpotMe, MyPay, and Instant Loans, we exited the year at over $40 billion in annualized origination volume. In 2025, we originated approximately $400 million of Instant Loans; as of Q4, 10% of Active Members had an open Instant Loan. Unit economics improve meaningfully as the portfolio matures, with as much as 50% lower annualized loss rates for repeat borrowers compared to first-time borrowers.
•Building momentum through Chime Enterprise: We gained early traction in 2025, onboarding our first Chime Enterprise customers and channel partners. Our offering is resonating with employees. Among early cohorts, adoption is high, and these members are both transacting more and retaining better than new cohorts in our direct-to-consumer channel. With additional employer partners announced recently, we enter 2026 with strong momentum and pipeline to scale this evergreen customer acquisition channel.
•Cementing our position as the primary account of choice for mainstream America: Chime is now the #1 brand in consideration2 among Americans earning up to $100,000 per year, demonstrating that brand strength is translating into awareness and primary account intent. In 2026, NerdWallet named Chime the Best Checking Account and Best Online Banking Experience, building on prior recognition from TIME as the #1 brand in banking and from J.D. Power as the leader in U.S. checking account openings.
•AI is transforming how we operate: Over the past three years, AI has helped us reduce cost to serve by nearly 30% and increase ARPAM by 23%, all while improving customer satisfaction. AI has also meaningfully increased internal productivity: we have boosted developer throughput, cut code review time, and more than doubled marketing creative output while reducing production costs.

Outlook
Chime is well-positioned entering 2026, with multiple tailwinds that we believe will support continued strong top-line growth, even faster transaction profit growth, and further bottom-line margin expansion this year. We expect 2026 will be our first full year to achieve GAAP net income profitability, ahead of previous internal expectations.

2 Chime brand consideration measured against a set of financial services peers. Based on Chime commissioned third-party surveys conducted in Q4 2025.

For the first quarter of 2026, we expect:
•Revenue between $627 million to $637 million, resulting in year-over-year revenue growth between 21% and 23%.
•Adjusted EBITDA between $90 million to $95 million, with an adjusted EBITDA margin between 14% and 15%.
For the full year of 2026, we expect:
•Revenue between $2.63 billion to $2.67 billion, resulting in year-over-year revenue growth between 20% and 22%.
•Adjusted EBITDA between $380 million to $400 million, with an adjusted EBITDA margin between 14% and 15%, representing an incremental adjusted EBITDA margin of over 55%.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-Looking Statements” in the press release.

Conference Call Information
Chime will host a conference call to discuss its fourth quarter and full year 2025 financial results and financial outlook at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. A live webcast of the earnings conference call will be accessible on Chime’s Investor Relations website at investors.chime.com. A replay will be available on the Investor Relations website following the call.

An investor presentation, including supplemental financial information and reconciliation of certain non-GAAP financial measures to their nearest comparable GAAP measures, will be available through Chime’s Investor Relations website at investors.chime.com.

About Chime
Chime (Nasdaq: CHYM) is a financial technology company founded on the premise that core banking services should be helpful, easy, and free. We offer a broad range of low-cost banking and payments products that address the most critical financial needs of everyday people. Our member-aligned business model has helped millions of people to unlock financial progressTM. Member deposits are FDIC-insured through The Bancorp Bank, N.A. or Stride Bank, N.A., Members FDIC, up to applicable limits*.

*Chime® is a financial technology company, not an FDIC-insured bank. Banking services provided by The Bancorp Bank, N.A. or Stride Bank, N.A., Members FDIC. Deposit insurance covers the failure of an insured bank. Certain conditions must be satisfied for pass-through deposit insurance coverage to apply.

Contacts

Investors and Analysts:
ir@chime.com

Press:
press@chime.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “goal,” “objective,” “seek,” or “continue” or the negative of these terms or other comparable terminology that concern Chime’s expectations, strategy, plans, or intentions. Forward-looking statements in this release may relate to, but are not limited to, expectations of future results of operations or financial performance of Chime, including expectations related to achieving GAAP profitability, expectations regarding certain of our key financial and operating metrics, our business and growth strategy, including future product development plans, our market opportunity, the performance of newly launched products and innovations, our technological capabilities, including our ability to embed AI across the platform and the ability of ChimeCore to reduce processing costs and accelerate innovation, the demand for Chime’s products and services, our expectations and management of future growth and acceleration, and our expectations regarding our industry and traditional banks, as well as assumptions relating to the foregoing. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made or on management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. These risks and uncertainties include risks related to our ability to attract and retain Active Members; our relationships with our bank partners; changes in rules and practices concerning interchange fees, card network fees, and other fees and assessments; our ability to maintain and protect our brand; our ability to maintain member satisfaction and provide reliable member support; our ability to develop new products and enhancements for existing products; our reliance on third parties and their systems; our history of net losses and ability to achieve and maintain profitability; and the complex and evolving laws and regulations applicable to our business and the banking ecosystem. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 10, 2025. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. Except as required by law, Chime does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Non-GAAP Financial Measures

To supplement our consolidated financial information prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain financial measures that are not prepared in accordance with GAAP, including transaction profit, transaction margin, adjusted EBITDA, and adjusted EBITDA margin, to facilitate analysis of our financial trends and for internal planning and forecasting purposes. We use these non-GAAP financial measures in conjunction with GAAP measures to evaluate our operating performance, formulate business plans, prepare budgets and forecasts, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. We believe that these non-GAAP financial measures provide useful information to investors, analysts, and others about our business and financial performance, enhance their overall understanding of our performance, and can assist in providing a more consistent and comparable overview of our financial performance across periods. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected on our consolidated statements of operations. Accordingly, our non-GAAP financial measures are presented for supplemental purposes only and should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this release.

We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures included in this release, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these forward-looking non-GAAP metrics to their corresponding forward-looking GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss), adjusted for (i) depreciation and amortization expense, (ii) other income (expense), net, (iii) provision (benefit) for income taxes, (iv) stock-based compensation expense including related payroll tax, and (v) certain expenses that do not reflect our core operations and may vary significantly from period to period, including restructuring charges, impairment charges, stock-based charitable expense, and certain legal and regulatory charges, as applicable. We have also made an adjustment for one-time costs associated with ceasing the use of our third-party payment processor.

Adjusted EBITDA Margin

We define adjusted EBITDA margin as adjusted EBITDA divided by revenue.

We believe that adjusted EBITDA and adjusted EBITDA margin are key measures of our operating performance, and management uses these measures to formulate business plans, prepare budgets and forecasts, and make strategic decisions.

Transaction Profit

We define transaction profit as gross profit less transaction and risk losses.

Transaction Margin

We define transaction margin as transaction profit divided by revenue.

We believe that transaction profit and transaction margin are key measures of the incremental profit generated by member transactions.

Key Metrics

We use the following key metrics to help us evaluate our business and growth trends, establish budgets, evaluate the effectiveness of our investments, and assess operational efficiencies.

Active Members

We define an Active Member as a member who has initiated a money movement transaction on our platform in the last calendar month of the applicable period. Member-initiated money movement transactions include, but are not limited to, purchases with Chime-branded debit or credit cards, funding a member account, withdrawing funds from an ATM, sending or receiving funds with Pay Anyone, or taking a MyPay advance. Active Members are a key indicator of the scale of our engaged member base.

Average Revenue Per Active Member (“ARPAM”)

We define Average Revenue per Active Member (“ARPAM”) as revenue generated in the calendar quarter multiplied by four and divided by the average of the number of Active Members at the end of the prior quarter and the end of the current quarter. ARPAM is a key indicator of our ability to monetize member engagement, as it captures both the impact of payments revenue from Purchase Volume as well as the monetization of products that contribute to platform-related revenue.

Purchase Volume

We define Purchase Volume as the total dollar value of member purchase transactions using Chime-branded debit or credit cards during a given period, net of any adjustments or refunds. Purchase Volume is a key driver of payments revenue, because the interchange fees upon which our payments revenue is based are generally determined as a percentage of the underlying transaction value plus a fixed amount per transaction based upon rates set by the card networks. Purchase Volume is also a key indicator of aggregate member engagement. Purchase Volume does not include other types of transaction volumes such as deposits, ATM withdrawals, SpotMe and MyPay advances, sending or receiving funds with Pay Anyone, outbound instant transfers, and other types of ACH or direct debit transfers.

CHIME FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$466,252	$337,697
Restricted cash	14,508	12,303
Marketable securities	587,828	368,889
Product collateral	251,204	181,723
Accounts receivable, net	257,884	216,161
Loans held for investment, net	71,581	99,799
Prepaid expenses and other current assets	106,753	70,464
Total current assets	1,756,010	1,287,036
Property, equipment and software, net	94,320	92,700
Operating lease right of use assets, net	83,429	49,332
Other assets	30,846	31,969
Total assets	$1,964,605	$1,461,037
Liabilities, redeemable convertible preferred stock, and stockholders❜ equity (deficit)
Current liabilities:
Accounts payable	$38,680	$35,846
Accrued and other current liabilities	201,862	224,594
Product obligation	147,382	114,377
Total current liabilities	387,924	374,817
Operating lease liabilities, net of current portion	123,284	80,590
Other non-current liabilities	51,691	46,109
Total liabilities	562,899	501,516
Redeemable convertible preferred stock, $0.0001 par value: No shares authorized, issued, and outstanding as of December 31, 2025. 258,613,394 shares authorized and 258,464,156 shares issued and outstanding with a liquidation preference of $2,894,515 as of December 31, 2024.	—	2,890,121
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value: 100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025. No shares authorized, issued, and outstanding as of December 31, 2024.	—	—
Common stock, $0.0001 par value: No shares authorized, issued, and outstanding as of December 31, 2025. 416,094,141 shares authorized, 66,950,736 shares issued and outstanding as of December 31, 2024.	—	2
Class A common stock, $0.0001 par value: 5,000,000,000 shares authorized, 347,751,083 shares issued and outstanding as of December 31, 2025. No shares authorized, issued and outstanding as of December 31, 2024.	28	—
Class B common stock, $0.0001 par value: 65,000,000 shares authorized, 32,182,289 shares issued and outstanding as of December 31, 2025. No shares authorized, issued and outstanding as of December 31, 2024.	3	—
Class C common stock, $0.0001 par value: 500,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025. No shares authorized, issued and outstanding as of December 31, 2024.	—	—
Additional paid-in capital	4,775,607	433,363
Accumulated other comprehensive income	172	203
Accumulated deficit	(3,374,104)	(2,364,168)
Total stockholders’ equity (deficit)	1,401,706	(1,930,600)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,964,605	$1,461,037

CHIME FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$596,358	$475,212	$2,186,770	$1,673,269
Cost of revenue(1)	66,108	56,044	263,047	207,511
Gross profit	530,250	419,168	1,923,723	1,465,758
Operating expenses:
Transaction and risk losses	102,878	93,490	407,323	219,687
Member support and operations(2)	92,614	78,913	457,978	286,856
Sales and marketing(2)	164,197	141,569	635,384	519,760
Technology and development(2)	111,347	78,874	934,925	309,575
General and administrative(2)	108,698	49,694	512,113	177,229
Depreciation and amortization(1)	4,284	3,774	15,979	14,850
Total operating expenses	584,018	446,314	2,963,702	1,527,957
Loss from operations	(53,768)	(27,146)	(1,039,979)	(62,199)
Other income, net	9,037	8,235	30,874	39,465
Loss before income taxes	(44,731)	(18,911)	(1,009,105)	(22,734)
Provision for income taxes	46	695	831	2,610
Net loss	$(44,777)	$(19,606)	$(1,009,936)	$(25,344)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.30)	$(4.27)	$(0.39)
Weighted average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	375,865,879	65,365,421	236,270,347	64,910,056
__________________
(1)Total depreciation and amortization includes amounts as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Depreciation and amortization recorded in cost of revenue	$3,533	$3,348	$14,021	$10,520
Depreciation and amortization recorded as operating expense	4,284	3,774	15,979	14,850
Total depreciation and amortization	$7,817	$7,122	$30,000	$25,370

(2)Amounts include stock-based compensation and related payroll tax as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Member support and operations	$8,325	$771	$142,207	$3,620
Sales and marketing	5,156	383	53,170	1,356
Technology and development	32,368	3,749	616,557	12,423
General and administrative	24,284	3,214	280,910	12,446
Total stock-based compensation expense and related payroll tax	$70,133	$8,117	$1,092,844	$29,845

CHIME FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended December 31,
	2025	2024
Operating activities:
Net loss	$(1,009,936)	$(25,344)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,000	25,370
Non-cash lease expense	7,212	5,533
Stock-based compensation	1,070,898	29,845
Stock-based charitable contribution	11,168	—
Provision for transaction dispute losses	63,561	50,614
Change in fair value of product obligation	41,754	59,354
Provision for credit losses	77,664	33,531
Impairment related to real estate assets and internal-use software	—	1,901
Amortization of premium on marketable securities	(5,130)	(12,531)
Other	(94)	97
Changes in operating assets and liabilities:
Product collateral	(69,481)	(43,019)
Accounts receivable, net	(42,957)	(40,307)
Prepaid expenses and other assets	(23,624)	(24,115)
Accounts payable	2,834	13,703
Accrued and other liabilities	(77,432)	33,552
Operating lease liabilities	(14,908)	(10,467)
Settlements of the product obligation	(8,749)	(33,577)
Cash flows provided by operating activities	52,780	64,140
Investing activities:
Purchase of marketable securities	(734,960)	(497,578)
Proceeds from sales of marketable securities	256,514	193,201
Proceeds from maturities of marketable securities	264,700	508,288
Purchases of loans held for investment	(4,940,099)	(1,859,943)
Repayments of loans held for investment	4,892,877	1,729,496
Purchase of property, equipment and software	(19,887)	(4,812)
Capitalization of internal-use software	(8,833)	(9,657)
Acquisition of business, net of cash acquired	—	(13,336)
Cash flows (used in) provided by investing activities	(289,688)	45,659
Financing activities:
Payment of debt issuance costs related to credit facilities	(1,134)	—
Proceeds from the issuance of common stock upon initial public offering, net of underwriting discounts and offering costs paid	770,588	—
Taxes paid related to net share settlement of restricted stock units	(349,406)	—
Proceeds from exercise of stock options	25,158	1,406
Repurchases of common stock	(77,538)	(950)
Cash flows provided by financing activities	367,668	456
Net increase in cash and cash equivalents and restricted cash	130,760	110,255
Cash, cash equivalents, and restricted cash, beginning of period	350,000	239,745
Cash, cash equivalents, and restricted cash, end of period	$480,760	$350,000
Cash and cash equivalents, end of the period	$466,252	$337,697
Restricted cash, end of the period	14,508	12,303
Cash, cash equivalents, and restricted cash, end of the period	$480,760	$350,000

CHIME FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

Supplementary cash flow disclosure:
Cash paid for interest	$330	$467
Cash paid for income taxes, net of refunds received	$1,126	$2,178
Supplemental disclosures of noncash investing and financing activities:
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	$14,815	$—
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	$2,890,121	$—
Right-of-use assets obtained in exchange for lease obligations	$53,237	$—

Reconciliation of GAAP to Non-GAAP Results
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except percentages)	2025		2024	2025	2024
Gross profit	$530,250	$—	$419,168	$1,923,723	$1,465,758
Gross margin	89%		88%	88%	88%
Adjusted for: Transaction and risk losses	$102,878		$93,490	$407,323	$219,687
Transaction profit	$427,372		$325,678	$1,516,400	$1,246,071
Transaction margin	72%		69%	69%	74%

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Net loss	$(44,777)	$(19,606)	$(1,009,936)	$(25,344)
Net margin	(8)%	(4)%	(46)%	(2)%
Adjusted for:
Depreciation and amortization expense	7,817	7,122	30,000	25,370
Other (income) expense, net(1)	(9,037)	(8,235)	(30,874)	(39,465)
Provision for income taxes	46	695	831	2,610
Stock-based compensation expense and related payroll tax	70,133	8,117	1,092,844	29,845
Stock-based charitable contribution expense	—	—	11,168	—
Third-party processor termination costs(2)	32,564	—	32,564	—
Adjusted EBITDA	$56,746	$(11,907)	$126,597	$(6,984)
Adjusted EBITDA margin	10%	(3)%	6%	—%
__________________
(1)Relates primarily to interest income, which consists of interest and dividends earned on our cash and cash equivalents and marketable securities.
(2)Consists of one-time costs incurred in connection with ceasing the use of our third-party payment processor.